Exhibit 11.1

Mac Accounting Group & CPAs, LLP

Certified Public Accountants

Consent of Independent Registered Public Accounting Firm

Crown Ribbon LLC

2701 North Thanksgiving Way, Suite 100

LEHI, UTAH 84043

We hereby consent to the use in this Registration Statement our report dated July 20, 2023, relating to the financial statements of Crown Ribbon LLC, which is contained in this Registration Statement.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

Midvale, Utah

July 20, 2023